EXHIBIT 5.1

February 21, 2014

Fluidigm Corporation

7000 Shoreline Court, Suite 100

South San Francisco, California 94080

Re:	Registration Statement on Form S-8/S-3

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8/S-3 (the “Registration Statement”) to be filed by you with the Securities and Exchange Commission on or about February 21, 2014, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (a) an aggregate of 142,624 shares of your common stock, $0.001 par value per share (the “Option Shares”) that are to be issued pursuant to DVS Sciences, Inc.’s 2010 Equity Incentive Plan, as amended (the “DVS Plan”), as assumed by you, (b) an aggregate of 186,417 shares of your common stock, $0.001 par value per share (the “Unvested Shares”) that have been issued pursuant to certain DVS Sciences, Inc.’s Stock Restriction Agreements and Restricted Stock Purchase Agreements, as assumed by you (the “Restricted Purchase Agreements”) and (c) an aggregate of 1,000,000 shares of your common stock, $0.001 par value (together with the Unvested Shares and the Option Shares, the “Shares”), that were automatically added to your authorized shares for issuance under your 2011 Equity Incentive Plan (the “Company Plan”) on January 1, 2014, pursuant the “evergreen” provision of such Company Plan. As your legal counsel, we have examined the proceedings taken and are familiar with the actions proposed to be taken by you in connection with the issuance and sale of the Shares.

It is our opinion that, when issued and sold in the manner referred to in the DVS Plan, the Company Plan and pursuant to the agreements that accompany each of the DVS Plan and Company Plan, and the Restricted Purchase Agreements, the Shares are or will be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constitution a part thereof, and any amendments thereto.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, Professional Corporation